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Confidential Treatment requested by Atlantic Southeast Airlines, Inc., File No.
                                   0-11097


                                       EXHIBIT 10(c)


                          Confidential treatment has been applied for with respect to certain provisions of this Exhibit, which provisions have been omitted from this Exhibit, marked with an asterisk (*) and filed separately with the SEC

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                  AMENDMENT TO THE DELTA CONNECTION AGREEMENT


         This Amendment ("Amendment") effective 01 day of July, 1988, amends the Delta Connection Agreement ("Agreement") between Delta Air Lines, Inc. ("Delta"), Hartsfield Atlanta International Airport, Atlanta, Georgia 30320 and Atlantic Southeast Airlines, Inc. ("ASA"), 1688 Phoenix Parkway, College Park, Georgia 30349.

         This Amendment amends the above-referenced Agreement, and except as expressly modified hereby the Agreement shall remain in full force and effect and shall govern the performance, obligations and remedies of the parties.

         Delta and ASA hereby amend the Agreement as follows:

Article 3 is hereby amended to add the following as Paragraph D:

D.       [*]









         This Amendment is effective on the date first written above and shall remain in effect until the Agreement is terminated.

         The terms as defined in this Agreement shall have the same meaning as in this Amendment.

         IN WITNESS WHEREOF, the parties have executed this Amendment by their undersigned duly authorized representatives.


ATLANTIC SOUTHEAST AIRLINES, INC.       DELTA AIR LINES, INC.


By:    /s/ John W. Beiser               By: /s/ W. Whitley Hawkins
       ---------------------                -----------------------
       Senior Vice President                W. Whitney Hawkins
Title: Sales and Service                    Senior Vice President -
       ---------------------                Marketing